Exhibit 99.1

Merriman Holdings, Inc. Third Quarter Revenue Up 131% Year Over year

SAN FRANCISCO – November 12, 2014 – Merriman Holdings, Inc. (OTCQX: MERR), the parent company of Merriman Capital, Inc., today released earnings for the third quarter ended September 30, 2014.

Third Quarter 2014 Financial Highlights:

-	Third quarter total revenue was $4.5 million, up $2.6 million or 131% when compared to $1.9 million in Q-3 2013:

-	Investment banking and DCN revenue was $2.7 million, up $2.2 million or 466% when compared to $0.5 million in Q-3 2013;

-	Corporate Services commissions and advisory service revenue was $1.7 million, up $0.3 million or 19% when compared to $1.4 million in Q-3 2013;

-	Compensation (excluding the Financial Entrepreneur Platform) as a percentage of core business revenue was 40% as compared to 61% for the same period in 2013;

-	The Digital Capital Network (“DCN”) listed over $600 million of new private company financings at the end of the quarter and grew registered users 33% sequentially;

-	Adjusted EBITDA was $349,000 net loss in Q-3 2014, versus $973,000 net loss in Q-3 2013;

-	GAAP net loss attributable to common shareholders was $802,000 in Q-3 2014, as compared to a GAAP net loss of $1,215,000 in Q-3 2013.

Year to Date 2014 Financial Highlights:

-	For the nine months ended September 30, 2014 and 2013, total revenues were $13.6 million and $6.4 million, respectively, up $7.2 million or 113%:
-	Investment banking and DCN revenues were $7.5 million and $1.5 million, respectively, up $6.0 million or 386%;

-	Corporate Services commissions and advisory service revenues were $6.1 million and $4.8 million, respectively, up $1.3 million or 27%;

-	Cash compensation (excluding the Financial Entrepreneur Platform) as a percentage of core business revenue was 45% for the nine months ended September 30, 2014, compared to 69% in the same period of 2013;

-	Adjusted EBITDA was a $1,011,000 net profit for the nine months ended September 30, 2014 as compared to $2,004,000 net loss in the same period of 2013;

-	GAAP net loss attributable to common shareholders was $370,000 for the nine months ended September 30, 2014 as compared to $3,477,000 net loss in the same period of 2013.

“Our banking and DCN related business grew rapidly, up almost 4x versus last year’s nine month period,” said Jon Merriman, Chief Executive Officer. “Our focus on helping emerging public and private companies find solutions in a large cap oriented market is leading us to substantial opportunities. We are pleased with our progress on the DCN, and look forward to closing an increasing amount of the $600MM of listed transactions as we finish the year. We are particularly excited about the December launch of our program to help Wounded Warrior Project with their $500MM capital campaign to fund a long term trust for disabled veterans.”

“We continue to successfully transition towards a company which combines both analog and digital worlds on our capital markets platform,” added William J. Febbo, Chief Operating Officer of Merriman Holdings and Chief Executive Officer of DCN. “We have made great progress within Merriman Capital on using DCN to drive compliance, client services and growth from our distribution community, and have also launched a white label solution for other Broker Dealers which is being well received. We are encouraged by the opportunities to both scale the technology and strengthen our distribution capability.”

Jon Merriman added, “Longer term, I believe that the recent changes in the political environment will remove some of the headwinds currently facing emerging companies, as the burden of regulation falls hardest on the smaller innovators. We look forward to a strong close to 2014 and a continuation of growth in 2015.”

Use of Non-GAAP Measures

Merriman Holdings, Inc. (the “Company”) prepares its consolidated financial statements in accordance with the United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding adjusted EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income/(loss) to exclude interest, depreciation and amortization, adjusted EBITDA also excludes stock-based compensation, bad debt, loss on restructuring and early extinguishment of debt. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other shareholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net income (loss) to adjusted EBITDA is included in the accompanying financial schedules.

About Merriman Capital, Inc.

Merriman Capital, Inc. is a full service investment bank and Broker-Dealer that facilitates efficient capital formation through a proprietary digital network, and offers Capital Markets Advisory and comprehensive Corporate Brokerage services for public and private companies. The firm also provides equity and options execution services for sophisticated investors and differentiated research for high growth companies. Merriman Capital, Inc. is a wholly owned brokerage subsidiary of Merriman Holdings, Inc. (OTCQX: MERR) and is a leading advisory firm for publicly traded, high-growth companies.

Digital Capital Network, powered by Merriman Capital, is a capital marketplace that enables highly targeted and more efficient execution of transactions. Please visit our website for more information on how you can be a part of our Digital Capital Network: http://www.digitalcapitalnetwork.com. Digital Capital Network, Inc. is a wholly owned subsidiary of Merriman Holdings, Inc.  All operations on the Digital Capital Network are currently being executed by Merriman Capital, Inc.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC) http://www.sipc.org/.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on March 31, 2014. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed on March 31, 2014, together with this press release and the financial information contained herein, are available on our website, www.merrimanco.com. Please click on “Investor Relations.”

At the Company:

Michael Doran

General Counsel

(415) 568-3905

William Febbo

Chief Operating Officer

(415) 248-5603

MERRIMAN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues
Commissions	$1,182,564	$1,057,800	$3,781,037	$3,276,160
Principal transactions	(72,833)	(96,157)	693,722	(60,779)
Investment banking	2,742,111	484,650	7,508,092	1,546,344
Advisory and other	607,950	483,041	1,658,008	1,629,559

Total revenues	$4,459,792	$1,929,334	$13,640,859	$6,391,284

Operating expenses
Compensation and benefits	$4,121,905	$1,531,207	$10,065,468	$5,530,637
Brokerage and clearing fees	69,590	95,218	333,020	297,994
Professional services	108,011	113,329	369,684	260,583
Occupancy and equipment	258,705	358,058	853,125	1,051,354
Communications and technology	217,361	194,667	603,281	537,942
Depreciation and amortization	43,839	39,899	126,498	46,900
Travel and entertainment	63,558	60,605	199,086	166,241
Legal services and settlement	10,418	303,601	38,344	369,645
Cost of underwriting capital	-	-	-	49,600
Other	252,705	328,115	837,509	895,618

Total operating expenses	5,146,092	3,024,699	13,426,015	9,206,514

Operating income/(loss)	(686,300)	(1,095,365)	214,844	(2,815,230)

Interest expense	(99,486)	(81,849)	(280,157)	(247,328)
Amortization of debt discount	(6,755)	(35,370)	(33,046)	(109,561)
Loss on debt modification	(9,023)	-	(271,322)	-
Loss on early extinguishment of debt	-	-	-	(293,347)

Net loss before income tax	(801,564)	(1,212,584)	(369,681)	(3,465,466)
Income tax expense	-	(2,737)	-	(11,999)

Net loss	$(801,564)	$(1,215,321)	$(369,681)	$(3,477,465)

Basic and diluted net loss per share	$(0.18)	$(0.31)	$(0.08)	$(1.30)

Weighted average number of common shares
Basic and diluted	4,516,410	3,965,261	4,388,746	2,685,148

MERRIMAN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	September 30,	December 31,
	2014	2013
ASSETS

Cash and cash equivalents	$365,466	$1,044,110
Securities owned
Marketable, at fair value	949,509	1,176,347
Not readily marketable, at estimated fair value	1,840,255	671,801
Restricted cash	649,153	891,828
Due from clearing broker	42,150	97,811
Accounts receivable, net	459,477	532,431
Prepaid expenses and other assets	1,378,486	674,915
Equipment and fixtures, net	317,995	341,258

Total assets	$6,002,491	$5,430,501

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities
Accounts payable	$115,551	$317,272
Commissions payable	228,384	418,075
Accrued expenses and other	772,760	814,946
Deferred rent	549,092	428,540
Deferred revenue	94,202	70,378
Capital lease obligations	291,138	360,795
Notes payable, net of debt discount	720,000	1,226,521
Notes payable to related parties, net of debt discount	2,293,140	1,940,601

Total liabilities	5,064,267	5,577,128

Shareholders’ equity (deficit)
Convertible preferred stock, Series A–$0.0001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and 0 shares outstanding as of
September 30, 2014 and December 31, 2013; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series B–$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of
September 30, 2014 and December 31, 2013; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series C–$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of
September 30, 2014 and December 31, 2013; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series D–$0.0001 par value; 24,000,000 shares authorized, 23,720,916 shares issued and
0 shares outstanding as of September 30, 2014 and December 31, 2013;
aggregate liquidation preference of $0 prior to conversion,
and pari passu with common stock on conversion	-	-
Convertible Preferred stock, Series E–$0.0001 par value; 7,300,000 shares authorized, 6,825,433 shares issued and
0 shares outstanding as of September 30, 2014 and December 31, 2013;
aggregate liquidation preference of $0 prior to conversion,
and pari passu with common stock on conversion
Common stock, $0.0001 par value; 7,300,000 shares authorized;
4,519,614 and 4,141,838 shares issued and 4,518,633 and
4,140,857 shares outstanding as of September 30, 2014 and
December 31, 2013, respectively	452	414
Additional paid-in capital	150,441,918	148,987,424
Treasury stock	(225,613)	(225,613)
Accumulated deficit	(149,278,533)	(148,908,852)

Total shareholders’ equity (deficit)	938,224	(146,627)

Total liabilities and shareholders’ equity (deficit)	$6,002,491	$5,430,501

RECONCILIATION OF ADJUSTED EBITDA TO GAAP MEASURES

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Adjusted EBITDA	$(349,101)	$(973,360)	$1,010,725	$(2,003,573)

Interest and non-cash items
Interest expense, net	(99,486)	(81,849)	(280,157)	(247,328)
Bad debt expense	(30,000)	(106,525)	(209,750)	(228,558)
Loss on modification and
early extinguishment of debt	(9,023)	-	(271,322)	(293,347)
Amortization of debt discount	(6,755)	(35,370)	(33,046)	(109,561)
Depreciation and amortization	(48,839)	(39,899)	(126,498)	(46,900)
Non-cash stock-based compensation	(258,360)	21,682	(459,633)	(548,198)

GAAP net income (loss)	$(801,564)	$(1,215,321)	$(369,681)	$(3,477,465)